EXHIBIT 99.7

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON THE EXERCISE THEREOF MAY BE SUBJECT TO A HOLD PERIOD AND RESALE RESTRICTIONS UNDER APPLICABLE CANADIAN SECURITIES LEGISLATION. UNLESS PERMITTED UNDER APPLICABLE CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE DECEMBER 29, 2003.

THIS WARRANT MAY NOT BE EXERCISED UNLESS SUCH EXERCISE IS REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR IS EXEMPT FROM REGISTRATION THEREUNDER.

                            SPECIAL PURCHASE WARRANT

                      CRYSTALLEX INTERNATIONAL CORPORATION

                  THIS SPECIAL PURCHASE WARRANT CERTIFIES that, for value received, RIVERVIEW GROUP LLC (the "Holder"), shall receive, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at the earlier of (the "Termination Date") (x) the receipt by Crystallex International Corporation, a corporation incorporated in Canada (the "Company"), of the approval of the American Stock Exchange ("AMEX") for the listing and issuance of the Special Warrant Shares (as hereinafter defined) (the "AMEX Event") and (y) November 28, 2003, without payment of any additional consideration and without any need of further action by the Holder, the applicable Warrant Consideration. For purposes hereof, "Warrant Consideration" means (x) if the AMEX Event has occurred on or before the Termination Date, 4,545,455 (subject to adjustment as provided herein) (the "Special Warrant Shares") of the common shares, no par value per share, of the Company (the "Common Shares"), or (y) if the AMEX Event has not occurred on or before the Termination Date, the Put Consideration. For purposes hereof, "Put Consideration" means the sum of (x) $10,000,000 and (y) $620,000.00. The Company will, within one business day following the Termination Date, give notice of such deemed exercise to the holders of such Warrants. Such notice shall specify that the Warrants are deemed to have been exercised automatically in accordance with their terms. CAPITALIZED TERMS USED AND NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANINGS SET FORTH IN THAT CERTAIN SECURITIES PURCHASE AGREEMENT (THE "PURCHASE AGREEMENT"), DATED AUGUST 28, 2003, BETWEEN THE COMPANY AND THE PURCHASERS SIGNATORY THERETO.

                  1. Title to Warrant. Prior to the Termination Date and subject to compliance with applicable laws and Section 7 of this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed. The transferee shall sign an investment letter in form and substance reasonably satisfactory to the Company.

                  2. Authorization. The Company covenants that all Warrant Consideration which may be issued upon the exercise or deemed exercise of the purchase rights represented by this Warrant and which is represented by Common Shares will, upon exercise or deemed exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

          3.  Warrant Consideration Receipt.

                  (a) The Warrant Consideration shall be delivered to the Holder within three (3) Trading Days after the date on which this Warrant shall have been exercised as aforesaid. In addition to any other rights available to the Holder, if the Company fails to deliver to the Holder a certificate or certificates representing the Special Warrant Shares, if any, by the close of business on the third Trading Day after the date of exercise, and if after such third Trading Day the Holder is required by its broker to purchase (in an open market transaction or otherwise) Common Shares to deliver in satisfaction of a sale by the Holder of the Special Warrant Shares which the Holder anticipated receiving upon such exercise (a "Buy-In"), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the Common Shares so purchased exceeds (y) the amount obtained by multiplying (A) the number of Special Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) deliver to the Holder the number of shares of Common Share that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Shares having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of Common Shares with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing Common Shares upon exercise of the Warrant as required pursuant to the terms hereof.

                  (b) Notwithstanding anything to the contrary contained herein, this Warrant may not be exercised, and the Special Warrant Shares may not be issued, unless such exercise is registered under the Securities Act or is made pursuant to an applicable exemption from registration under the Securities Act and applicable state securities laws. By receipt of the Special Warrant Shares upon exercise of this Warrant, the Holder shall be deemed to have certified to the Company, as of the date of such exercise, to the effect that (i) no commission or other remuneration was paid or given, directly or indirectly, for soliciting the exercise of the Special Warrant, and (ii) the Holder's representations, warranties, and agreements made in Sections 3.2(b), 3.2(c), 3.2(d) and 3.2(e) and in Article 4 of the Purchase Agreement are true and correct as of the date of such exercise hereof, and the Company may rely upon such representations, warranties, and agreements in issuing the Special Warrant Shares upon such exercise.

          4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise or deemed exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to receive upon such exercise or deemed exercise, the Company shall round the aggregate number of Common Shares so deliverable up to the nearest whole number of Common Shares.

          5. Charges, Taxes and Expenses. Issuance of certificates for Special Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Special Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

          6. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

          7. Transfer, Division and Combination.

                  (a) Subject to compliance with any applicable securities laws and the conditions set forth in Sections 1 and 7(e) hereof and to the provisions of Section 4.1 of the Purchase Agreement, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Special Warrant Shares without having a new Warrant issued.

                  (b) This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 7(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

                  (c) The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this
     Section 7.

                  (d) The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfer of the Warrants.

                  (e) If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act.

                  8. No Rights as Shareholder until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise or deemed exercise hereof. The Special Warrant Shares shall be and be deemed to be issued to such Holder as the record owner of such shares (x) as of the close of business on the date of surrender of this Warrant and the delivery of the Notice of Exercise Form, in the case of an exercise hereof, and (y) as of the close of business on the Expiry Date, in the case of a deemed exercise hereof.

                  9. Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Special Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

                  10. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein is not a Business Day, then such action may be taken or such right may be exercised on the next succeeding day that is a Business Day.

                  11. Adjustments of Number of Special Warrant Shares; Stock Splits, etc. The number and kind of securities issuable upon the exercise or deemed exercise of this Warrant shall be subject to adjustment from time to time upon the happening of any of the following. In case the Company shall (i) pay a dividend in Common Shares or make a distribution in Common Shares to holders of its outstanding Common Shares, (ii) subdivide its outstanding Common Shares into a greater number of shares, (iii) combine its outstanding Common Shares into a smaller number of Common Shares, or
     (iv) issue any shares of its capital stock in a reclassification of the Common Shares, then the number of Special Warrant Shares issuable upon exercise or deemed exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Special Warrant Shares or other securities of the Company which it would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                  12. Reorganization, Reclassification, Merger, Amalgamation, Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate, merge or amalgamate or with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Shares of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, amalgamation, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Shares of the Company, then the Holder shall have the right thereafter to receive, upon exercise or deemed exercise of this Warrant, the number of Common Shares of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, amalgamation, consolidation or disposition of assets by a Holder of the number of Common Shares for which this Warrant is exercisable immediately prior to such event (without regard to restrictions or limitations on such exercise, including, without limitation, due to the non-occurrence of the AMEX Event). In case of any such reorganization, reclassification, merger, amalgamation, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of Special Warrant Shares for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this

     Section 12. For purposes of this Section 12, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 12 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

                  13. Notice of Adjustment. Whenever the number of Special Warrant Shares or number or kind of securities or other property issuable upon the exercise or deemed exercise of this Warrant is adjusted, as herein provided, the Company shall give notice thereof to the Holder, which notice shall state the number of Special Warrant Shares (and other securities or property) issuable upon the exercise or deemed exercise of this Warrant, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

                  14. Notice of Corporate Action. If at any time:

                           (a) the Company shall take a record of the holders of its Common Shares for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

                           (b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation or,

                           (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to Holder (i) at least 20 days' prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, amalgamation, consolidation, sale, transfer, disposition, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, amalgamation, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Shares shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, amalgamation, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Shares shall be entitled to exchange their Special Warrant Shares for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with Section 16(d).

                  15. Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Shares a sufficient number of shares to provide for the issuance of the Special Warrant Shares upon the exercise or deemed exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Special Warrant Shares upon the exercise or deemed exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Special Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Shares may be listed.

                  Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, amalgamation, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Special Warrant Shares above the amount payable therefor upon such exercise or deemed exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Special Warrant Shares upon the exercise or deemed exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

                  Before taking any action which would result in an adjustment in the number of Special Warrant Shares for which this Warrant is exercisable, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

           16. Miscellaneous.

                  (a) Jurisdiction. This Warrant shall constitute a contract under the laws of New York, without regard to its conflict of law, principles or rules.

                  (b) Restrictions. The Holder acknowledges that the Special Warrant Shares acquired upon the exercise or deemed exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state, provincial and federal securities laws.

                  (c) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies, notwithstanding all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

                  (d) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

                  (e) Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant or to purchase Special Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Share or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

                  (f) Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                  (g) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Special Warrant Shares.

                  (h) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

                  (i) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

                  (j) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

                  (k) Currency. Unless otherwise indicated, all dollar amounts referred to in this Warrant are in United States Dollars.


                              ********************

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated:  August 28, 2003

                                      CRYSTALLEX INTERNATIONAL CORPORATION

                                      By: /s/ Marc J. Oppenheimer
                                          -------------------------------------
                                          Name:  Marc J. Oppenheimer
                                          Title:    President & CEO

                                 ASSIGNMENT FORM

                    (To assign the foregoing warrant, execute
                   this form and supply required information.
                 Do not use this form to exercise the warrant.)

         FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is


___________________________________________________________________.




___________________________________________________________________.

                                          Dated:  ______________, _______


                 Holder's Signature:  _____________________________

                 Holder's Address:    _____________________________

                                      _____________________________


Signature Guaranteed:  ___________________________________________


NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.